#705438v1 MOLINA HEALTHCARE, INC. 2025 EQUITY INCENTIVE PLAN PERFORMANCE STOCK UNIT AWARD AGREEMENT Participant: ______________________________________ Grant Date: ______________________________________ Target Number of Performance Units1: ______________________________________ Performance Period for the Award: __________________ to _________________ Vesting1,2 The Award shall vest and become nonforfeitable as provided in Section 2 of the attached Terms and Conditions of Performance Unit Award (the “Terms”). ______________________________________________________________________________ THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”) dated as of the Grant Date, by and between MOLINA HEALTHCARE, INC., a Delaware corporation (the “Corporation”), and the Participant, evidences the award of Performance Units (the “Award”) granted by the Corporation to the Participant as to the number of Performance Units first set forth above. The Award is granted under the MOLINA HEALTHCARE, INC. 2025 EQUITY INCENTIVE PLAN (the “Plan”), by and between the Corporation and the Participant, and is subject to the Terms attached to this Agreement (incorporated herein by this reference) and to the Plan. The Award has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Participation in the Plan is entirely voluntary and not a condition of employment. Whether Participant chooses to participate in the Plan or not is entirely within Participant’s discretion. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Award set forth herein. The Participant acknowledges receipt of a copy of the Terms, the Plan, and the Prospectus for the Plan and through Participant’s signature below agrees to be bound by these documents. The Participant acknowledges and agrees that the Corporation may deliver, by electronic mail, the use of the Internet, including through the website of the agent appointed by the Committee to administer the Plan, the Corporation intranet web pages or otherwise, any information concerning the Corporation, this Award, the Plan, and any information required by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. PARTICIPANT MOLINA HEALTHCARE, INC. a Delaware corporation [Name] Jeff D. Barlow, Chief Legal Officer TERMS OF PERFORMANCE UNIT AWARD 1. Performance Units. Each Performance Unit constitutes an unfunded and unsecured promise of the Corporation to deliver up to [______] shares of the Corporation’s common stock to the Participant (subject to adjustment as provided in 1 Subject to adjustment under Section 4.2 of the Plan. 2 Subject to early termination under Section 10.7 of the Plan.

2 #705438v1 Section 4.2 of the Plan and Section 9 below) pursuant to the terms of this Agreement, subject to the vesting provisions in Exhibit A. The Performance Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Performance Units vest pursuant to Section 2. The Performance Units shall not be treated as property or as a trust fund of any kind. 2. Vesting. Subject to Section 7 and Section 10.7 of the Plan, the Award shall vest and become nonforfeitable at the vesting percentage levels set forth in Exhibit A, based on the achievement of the Performance Goals established by the Committee and set forth on Exhibit A attached hereto for the Performance Period and subject to Participant’s continuous Service with the Corporation or its Affiliates until the Determination Date (as defined on Exhibit A) and continued compliance with the terms in the Plan and this Agreement, including the Participant’s covenants in Section 10 below. In the event that the performance condition with respect to the Award is achieved and Participant’s Service has not terminated as of the payout of the Award, the Award shall become unconditionally due. Subject to Section 7, any Performance Units subject to the Award that do not vest in accordance with Exhibit A shall terminate. 3. Continuance of Service. Except as otherwise expressly provided in Section 7 below and Section 10.7 of the Plan, the vesting schedule requires Participants’ continuous Service with the Corporation until the Determination Date. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of Participant’s Service as provided in Section 7 below or under the Plan for such vesting period (or for any later vesting period). Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the contractual obligations pursuant to any employment or service commitment agreement if Participant is party to such agreement, or in the absence of such agreement affects Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary Corporation, interferes in any way with the right of the Corporation or any Subsidiary Corporation at any time to terminate Participant’s Service, or affects the right of the Corporation or any Subsidiary Corporation to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his consent thereto. 4. Limitations on Rights Associated with Performance Units. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights and no voting rights with respect to the Performance Units and any shares of Common Stock underlying or issuable in respect of such Performance Units until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate in respect of the shares of Common Stock (if any) issuable for the Performance Units that vest in accordance with Section 2. 5. Restrictions on Transfer. Unless otherwise determined by the Committee, neither the Award, nor any interest therein may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily and shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation or other conveyance or encumbrance shall be void and unenforceable against the Corporation (or any Subsidiary). The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

3 #705438v1 6. Conversion of Performance Units; Issuance of Common Stock. No later than March 15 of the year following the year in which the vesting event occurs (which payment schedule is intended to comply with the “short-term deferral” exemption from the application of Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder), the Corporation shall deliver to the Participant the respective number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) for the Performance Units (if any) that vest in accordance with Section 2, unless such Performance Units terminate prior to the given vesting date pursuant to Section 7. The Corporation’s obligation to deliver shares of Common Stock with respect to any vested Performance Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Performance Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 14 of the Plan. The Participant shall have no further rights with respect to any Performance Units that are paid or that are terminated pursuant to Section 7. 7. Effect of Termination of Employment. If the Participant’s Service ceases for any reason (the last day that the Participant’s Service is referred to as the Participant’s “Severance Date”), the Participant’s Performance Units, to the extent unvested on the Severance Date, shall terminate and be forfeited as of the Severance Date. If any unvested Performance Units are terminated hereunder, such Performance Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be. 8. Adjustments Upon Specified Events. The Committee may accelerate payment and vesting of the Performance Units in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 4.2 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Committee shall make adjustments in the number of Performance Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend paid on the Common Stock. Furthermore, the Committee shall adjust the performance measures and performance goals referenced in Exhibit A hereof to the extent (if any) it determines that the adjustment is necessary or advisable to preserve the intended incentives and benefits to reflect (1) any material change in corporate capitalization, any material corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing), or any complete or partial liquidation of the Corporation, (2) any change in accounting policies or practices, (3) the effects of any special charges to the Corporation’s earnings, or (4) any other similar special circumstances. 9. Tax Withholding. Subject to Section 16 of the Plan and such rules and procedures as the Committee may impose, upon any distribution of shares of Common Stock in respect of the Award, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then Fair Market Value, to satisfy any withholding obligations of the Corporation or its Subsidiary Corporations with respect to such distribution of shares at the minimum applicable withholding rates; provided, however, that the foregoing provision shall not apply in the event that the Participant has, subject to the approval of the Committee, made other provision in advance of the date of such distribution for the satisfaction of such withholding obligations. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Award, the Corporation (or a Subsidiary Corporation) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment. Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with this Award, regardless of any action the Corporation or any Subsidiary Corporation takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Corporation or any

4 #705438v1 Subsidiary Corporation makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the Performance Units or the subsequent sale of Shares. The Corporation and its Subsidiary Corporations do not commit and are under no obligation to structure the Performance Units to reduce or eliminate Participant’s tax liability. 10. Participant’s Covenants. Participant acknowledges that the above Award constitutes consideration, and absent this Agreement, is beyond what the Corporation is obligated to pay. Participant’s decision to participate in the Plan is voluntary and subject to Participant’s sole discretion. In consideration of the opportunity for the Award specified above, and other good and valuable consideration, Participant agrees to the following, subject to any applicable provisions of Exhibit B, which shall continue to apply in the event the Participant’s employment is terminated by either party for any reason or no reason, with or without Cause. Participant also acknowledges that Participant has been advised to consult with an attorney of Participant’s choosing prior to signing this Agreement. 10.1 Non-Solicitation. 10.1.1 Non-Solicitation (Employees). The Participant acknowledges and agrees that during the period of Participant’s employment by the Corporation (or any Subsidiary), and for a period of one (1) year after the termination of Participant’s employment with the Corporation (and its Subsidiaries), the Participant shall not, other than on behalf of the Corporation (or any of its Subsidiaries): (i) directly or indirectly, either alone or in concert with others, solicit, entice, or encourage the hiring of any employee or contractor of the Corporation (or any Subsidiary), in each case, who developed or possessed trade secrets or other proprietary information (including, without limitation, Confidential Information); or (ii) help another person or entity evaluate any such employee or contractor of the Corporation (or any Subsidiary) as a candidate. These restrictions do not apply if the person or contractor of the Corporation (or any Subsidiary) was involuntarily terminated or laid off by the Corporation (or any Subsidiary). Notwithstanding the foregoing, non-targeted, general solicitations to the public shall be deemed not to breach this Section 10.1.1. 10.1.2 Non-Solicitation (Customers). During the Participant’s employment with the Corporation (or any Subsidiary), and for a period of one (1) year after the termination of Participant’s employment with the Corporation (and its Subsidiaries), the Participant shall not, directly or indirectly, other than on behalf of the Corporation (or any of its Subsidiaries): (i) contact or solicit, or direct any person, firm, corporation, association or other entity to contact or solicit, any of the Corporation’s Customers (defined below) with whom or which the Participant had initial contact in connection with the Participant’s employment with the Corporation (or any Subsidiary) for the purpose of providing any products and/or services that are the same as or similar to the products and services provided by the Corporation to its Customers in the then-immediately preceding two (2) years ending no later than the last day of the Participant’s employment with the Corporation (and its Subsidiaries); or (ii) divert or attempt to divert, for his direct or indirect benefit, or for the benefit of any other person, firm, corporation, association or other entity, the business of any Customer of the Corporation; or (iii) influence or attempt to influence any Customer of the Corporation to transfer its business to the Participant or any person, firm, corporation, association or other entity; or (iv) in any other manner knowingly interfere with, disrupt or attempt to disrupt the relationship of the Corporation with any of its Customers. In addition, the Participant will not disclose the identity of any such Customers to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. “Customer” means any healthcare providers, suppliers, manufacturers, agencies, brokers, hospitals, hospital systems, long-term care facilities, insurance client/customers, pharmaceutical manufacturers, or other business enterprises or their representatives or agents, in each case, with whom the Corporation has a business relationship, including a prospective relationship, and with whom or which the Participant had business-related contact or dealings in the then-immediately preceding two (2) years ending no later than the last day of the Participant’s employment with the Corporation (and its Subsidiaries), or about whom or which the Participant received Confidential Information. This non-solicitation provision with respect to Corporation’s Customers shall replace any non-solicitation provision with respect to the Corporation’s Customers set forth in any prior agreements. Notwithstanding the foregoing, non-targeted, general solicitations to the public shall be deemed not to breach this Section 10.1.2.

5 #705438v1 10.2 Non-Competition. During the Noncompete Period, as defined in Exhibit C, the Participant shall not, other than on behalf of the Corporation (or any of its Subsidiaries), recognizing the national scope of the Corporation’s business, directly or through others, engage in Competition within, or directed to any person or entity located within, the United States or any other geographic region in which the Corporation operates or has taken initial steps to so operate in the then- immediately preceding two (2) years ending no later than the last day of the Participant’s employment with the Corporation (and its Subsidiaries). For Purposes of this Agreement, “Competition” means (i) participating as an officer, director, employee in a management or executive-level role, consultant, investor, or shareholder, or (ii) providing consulting, advisory, business, investment, strategic, sales, financial, operational, technical, underwriting, pricing, actuarial/reserving or design advice or services (in each case, to the extent that the Participant provided such advice or services to the Corporation or any of its Subsidiaries or Affiliates at any time during the then-immediately preceding two (2) years ending no later than the last day of the Participant’s employment with the Corporation (and its Subsidiaries) to any person or entity engaged in nor actively preparing to become engaged in providing managed healthcare through Medicaid and Medicare and through state or federal insurance Marketplace (“Competing Services”); provided, however, that “Competition” shall not include: the performance of services for any enterprise to the extent such services are restricted solely to one or more distinct portions of the operations and businesses of such entity and such distinct portions are not engaged in the Competing Services, and the Participant does not have any discussions with, or participate in, the governance, strategy, development, management or operations of such business segments that engage in the Competing Services. This non-competition provision shall replace any non- competition provisions set forth in any prior equity agreements, including without any limitation any prior restricted stock award agreements. Upon request of a representative of the Corporation during the Non-Competition Period, the Participant must identify the entity to which the Participant is providing services, or intends to be employed, and describe the nature of the services with sufficient detail to allow the Corporation to independently assess whether the Participant is or will be in violation of this Agreement. The statement shall be delivered to the Corporation’s Chief Human Resources Officer or his or her authorized delegate via email overnight delivery within five (5) calendar days of receipt of the request. 10.3 Nondisparagement. Subject to Section 10.6, the Participant agrees that he/she will not disparage the Corporation or its directors, officers, employees, affiliates, subsidiaries, predecessors, successors or assigns in any written or oral communications to any third party. The Participant further agrees that he/she will not direct anyone to make any disparaging oral or written remarks to any third parties. 10.4 Confidentiality. Subject to Section 10.6, the Participant agrees to keep and maintain in strict confidence all confidential and proprietary information of the Corporation (or any Subsidiary) during and after the term of employment by the Corporation, and to never directly or indirectly make known, divulge, reveal, furnish, make available, or use any confidential information or remove, copy, duplicate, or otherwise reproduce any document or tangible item reflecting any confidential information (except in the course of regular authorized duties on behalf of the Corporation or any Subsidiary). Participant’s obligations of confidentiality hereunder shall survive termination of employment regardless of any actual or alleged breach by the Corporation (or any Subsidiary) in connection with such termination, until and unless any such confidential information shall have become, through no fault of Participant, generally known to the public or unless Participant is required by law to make disclosure (after giving the Corporation or any Subsidiary notice and an opportunity to contest such requirement). Participant’s obligations under this Section are in addition to and not in limitation or preemption of all other obligations of confidentiality which Participant has to the Corporation under general legal or equitable principles. All documents and other property including or reflecting confidential information furnished to Participant by the Corporation or otherwise acquired or developed by the Corporation shall at all times be the property of the Corporation (or any Subsidiary). Upon termination of employment, Participant shall return to the Corporation (or any Subsidiary) any such documents or other property (including copies, summaries, or analyses of the foregoing) of the Corporation (or any Subsidiary) which are in Participant’s possession, custody, or control.

6 #705438v1 10.5 Necessity of Restrictions. The Participant acknowledges that each of the covenants in Section 10 is reasonable and necessary to preserve the legitimate business interests of the Corporation, its present and potential business activities, and the economic benefits derived therefrom; that they will not prevent him or her from earning a livelihood in the Participant’s chosen business and are not an undue restraint on the trade of the Participant, or any of the public interests which may be involved. 10.6 Limitation on Restrictions. Nothing in this Agreement, or any other agreement the Participant has with the Corporation (or any of its Subsidiaries) will prohibit or restrict the Participant from (i) voluntarily communicating with an attorney retained by the Participant, (ii) voluntarily communicating with or testifying before any law enforcement, government agency, including the Securities and Exchange Commission (“SEC”), the Equal Employment Opportunity Commission, the New York State Division of Human Rights or any other state or local commission on human rights, or any self- regulatory organization, or otherwise initiating, assisting with, or participating in any manner with an investigation conducted by such government agency, in each case regarding possible violations of law and without advance notice to the Corporation, (iii) recovering a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934, (iv) disclosing any confidential information (including, without limitation, Confidential Information) to a court or other administrative or legislative body in response to a subpoena, court order or written request, provided that the Participant first promptly notifies (to the extent legally permissible) and provides the Corporation with the opportunity to seek, and join in its efforts at the sole expense of the Corporation, to challenge the subpoena or obtain a protective order limiting its disclosure, or other appropriate remedy, (v) if the Participant is not a supervisor, communicating, or otherwise acting together (including through or using third parties and/or mediums such as social media platforms), with co-workers, a labor organization (or representative thereof) or a federal or state administrative agency, in each case, to address wages, benefits or terms and conditions of employment at the Corporation or any of its Subsidiaries, (vi) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid or other public benefits to which the Participant is entitled, (vii) disclosing the underlying facts or circumstances relating to claims of discrimination, in violation of laws prohibiting discrimination, against the Corporation or any of its Subsidiaries or otherwise discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Participant has reason to believe is unlawful, or (viii) otherwise making truthful statements required by law, regulation or legal process. Further, nothing in this Agreement limits the Participant’s right to receive an award for information provided to a government agency such as the SEC and OSHA. In addition, nothing in this Agreement is intended to interfere with or restrain the immunity provided under 18 U.S.C. § 1833(b) for confidential disclosures of trade secrets to government officials or lawyers, solely for the purpose of reporting or investigating a suspected violation of law, or in a sealed filing in court or other proceeding. 11. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its office at 200 Oceangate, Suite 100, Long Beach, California 90802 to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government or through overnight mail via Federal Express, UPS or a comparable reliable carrier. 12. Plan. The Award and all rights of the Participant under this Agreement are subject to, and the Participant agrees to be bound by, all of the terms of the provisions of the Plan, which are incorporated herein by reference. In the event of a conflict or inconsistency between the terms of this Agreement and those of the Plan, the terms of the Plan shall govern. The Participant acknowledges having read and understood the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the

7 #705438v1 Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof. 13. Construction; Section 409A. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Code Section 409A”) as “short-term deferrals” as described in Code Section 409A. This Agreement shall be construed and interpreted consistent with that intent. Notwithstanding any provision of this Agreement to the contrary, if the Participant is a “specified employee” as defined in Code Section 409A and, as a result of that status, any portion of the payments under this Agreement would otherwise be “nonqualified deferred compensation” subject to taxation pursuant to Code Section 409A due to his “separation from service” (as defined under Code Section 409A), such payment(s) will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period commencing on the Participant’s “separation from service” (or, if earlier, until the specified employee’s death) and shall instead be paid, without interest, on or as soon as reasonably practicable after the earlier of (i) the day immediately following the date which is six (6) months after his “separation from service”, or (ii) the date of the Participant’s death; provided the first such payment thereafter shall include all amounts that would have been paid earlier but for such six (6) month delay. The Corporation and the Participant agree to act reasonably and to cooperate to amend or modify this Agreement to the extent reasonably necessary to avoid the imposition of the tax under Code Section 409A. Any payments of “nonqualified deferred compensation” under this Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made. 14. Entire Agreement; Applicability of Other Agreements; No Conflicting Agreements. This Agreement and the Plan, together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. By accepting this Award, the Participant acknowledges that a copy of the Plan has been made available by the Corporation for the Participant’s reference and agrees to be bound by the terms and conditions set forth in this Agreement and the Plan as in effect, or as may be amended from time to time. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect. The Plan and this Agreement may be amended pursuant to Section 17 of the Plan. Any amendment to this Agreement must be in writing and signed by the Chief Legal Officer of the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. Notwithstanding the foregoing, if the Participant is subject to a written employment, change in control or similar agreement with the Corporation that is in effect as of the Participant’s Severance Date, including without limitation the Corporation’s Second Amended and Restated Change in Control Severance Plan (“Change in Control Plan”), as may be amended from time to time, and the Participant would be entitled under the express provisions of such agreement or the Change in Control Plan, to greater rights with respect to accelerated vesting of the Award in connection with the termination of the Participant’s employment in the circumstances, the provisions of such agreement and/or the Change in Control Plan shall control with respect to such accelerated vesting rights; provided, however, that the immediately preceding sentence will not be construed to affect Section 10 of this Agreement. 15. Limitation on Participant’s Rights. Participation in this Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation (or applicable Subsidiary Corporation) with respect to amounts credited and benefits payable in cash, if any, with respect to the Performance Units, and rights no greater than the right to receive the Common Stock (or equivalent value) as a general unsecured creditor with respect to Performance Units, as and when payable thereunder.

8 #705438v1 16. Forfeiture and Corporation’s Right to Recover Fair Market Value of Shares Received Pursuant to Performance Units; Return of Consideration. 16. 1 Forfeiture. The Award and the Shares issuable hereunder shall be subject to any clawback or recoupment policy in effect on the Award Date or as may be adopted or maintained by the Corporation following the Award Date. In addition, if, at any time, the Board or the Committee, as the case may be, in its sole discretion determines that any action or omission by Participant constituted (a) wrongdoing that contributed to (i) any material misstatement in or omission from any report or statement filed by the Corporation with the U.S. Securities and Exchange Commission or (ii) a statement, certification, cost report, claim for payment, or other filing made under Medicare or Medicaid that was false, fraudulent, or for an item or service not provided as claimed, (b) intentional or gross misconduct, (c) a breach of a fiduciary duty to the Corporation or a Subsidiary Corporation, (d) fraud or (e) non-compliance with the Corporation’s Code of Business Conduct and Ethics, policies or procedures to the material detriment of the Corporation, then in each such case, commencing with the first fiscal year of the Corporation during which such action or omission occurred, Participant shall forfeit (without any payment therefore) up to 100% of any Performance Units that have not been vested or settled and shall repay to the Corporation, upon notice to Participant by the Corporation, up to 100% of the Fair Market Value of the shares of Common Stock at the date on which such shares were delivered to the Participant in settlement of the Performance Units. The Board or the Committee, as the case may be, shall determine in its sole discretion the date of occurrence of such action or omission, the percentage of the Performance Units that shall be forfeited and the percentage of the Fair Market Value of the shares of Common Stock delivered pursuant to the Performance Units that must be repaid to the Corporation. Notwithstanding the foregoing, to the extent this paragraph provides for recovery of an amount already recovered by the Corporation pursuant to the Clawback Policy, such amount shall be credited to the amount required to be recovered pursuant to this paragraph from Participant. 16.2 Return of Consideration. If, at any time, the Committee in its sole discretion determines that any action or omission by Participant constituted a breach of the covenants in Section 10, then (i) all unexercised Corporation stock options under any Designated Plan (defined below) whether or not otherwise vested shall cease to be exercisable and shall immediately terminate; (ii) the Participant shall forfeit any outstanding restricted stock or other outstanding equity award made under any Designated Plan and not otherwise vested on the date of breach; and (iii) the Participant shall pay to the Corporation (A) for each share of common stock of the Corporation (“Common Share”) acquired on exercise of an option under a Designated Plan within the twenty-four (24) months prior to such breach, the excess of the Fair Market value of a Common Share on the date of exercise over the exercise price, and (B) for each share of restricted stock and/or performance stock that became vested under any Designated Plan within the twenty-four (24) months prior to such breach, the Fair Market Value (on the date of vesting) of a Common Share. Any amount to be repaid pursuant to this Section 16.2 shall be held by the Participant in constructive trust for the benefit of the Corporation and shall, upon written notice from the Corporation, within 10 days of such notice, be paid by the Participant to the Corporation with interest from the date such Common Share was acquired or the share of restricted stock became vested, as the case may be, to the date of payment, at 120% of the current Short-Term Applicable Federal Rate on the date of the repayment. Any amount described in clauses (i) and (ii) that the Participant forfeits as a result of a breach of the provisions of Section 10 shall not reduce any money damages that would be payable to the Corporation as compensation for such breach. The amount to be repaid pursuant to this Section 16.2 shall be determined on a gross basis, without reduction for any taxes incurred, as of the date of the realization event, and without regard to any subsequent change in the Fair Market Value of a Common Share. The Corporation shall have the right to offset such amount against any amounts otherwise owed to the Participant by the Corporation (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement other than any amount pursuant to any nonqualified deferred compensation plan under Section 409A of the Internal Revenue Code). For purposes of this Section 16.2, a “Designated Plan” is each stock option, restricted stock, or other equity compensation or long-term incentive compensation plan adopted by the Corporation.

9 #705438v1 17. Remedies for Breach. 17.1 Because Participant’s services are unique and because Participant has access to the Corporation’s confidential information, the parties agree that any breach or threatened breach of Section 10 will cause irreparable harm to the Corporation and that money damages alone would be an inadequate remedy. The parties therefore agree that, in the event of any breach or threatened breach of Section 10, and in addition to all other rights and remedies available to it, under this Agreement, including as listed in Section 16.2 or otherwise, and whether in equity or at law, the Corporation may apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief, without a bond, in order to enforce or prevent any violations of the provisions of Section 10. 17.2 Participant acknowledges and understands that, but for agreeing to be bound to the provisions of Section 10, Participant would not be entitled to receive the Award. Participant agrees that any breach of Section 10 would constitute a material breach of this Agreement and subjects Participant to the forfeiture and/or return of all Awards made pursuant to this Agreement, as well as the forfeiture and/or recoupment of certain of other Awards or their Fair Market Value, as set out in Section 16.2. The Corporation expressly reserves the right to pursue all other legal and equitable remedies available to it by virtue of any breach of Section 10, including without limitation injunctive relief and monetary damages. 17.3 Participant acknowledges and agrees that the remedies provided are cumulative and not exclusive of any and other remedies available under this Agreement or otherwise, and whether in equity or at law, and including monetary damages. In that regard, Participant acknowledges and agrees that, while the forfeiture of payments and benefits referenced herein is appropriate in the event of a breach of Section 10, injunctive relief to prevent a continuing breach would still be necessary to give the Corporation an adequate remedy. 18. Severability The parties hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions of this Agreement are for any reason held to be excessively broad as to scope, activity, duration, subject, or otherwise, so as to be unenforceable at law, the parties consent to such provision or provisions being modified or limited by the appropriate judicial body or arbitrator (where allowed by applicable law), so as to be enforceable to the maximum extent compatible with the applicable law. 19. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. 20. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof. 21. Governing Law; Dispute Resolution. Subject to any applicable provisions of Exhibit B, the internal law, and not the law of conflicts, of the State of New York will govern all questions concerning the validity, construction and effect of this Agreement. Subject to any applicable provisions of Exhibit B, the Participant hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state and federal courts located in New York, New York in any action or proceeding arising out of or relating to this Agreement. The Corporation and the Participant hereby irrevocably and unconditionally (a) agree not to commence any such action or proceeding except in the aforementioned courts, (b) consent to the service of process out of any of the aforementioned courts in any manner permitted by applicable law, (c) waive, to the fullest extent permitted by applicable law, any objection which such the Participant may now or hereafter have to the laying of venue of any such action or proceeding in any of the aforementioned courts, and (d) agree, to the fullest extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

10 #705438v1 22. Definitions. Terms not defined in this Agreement shall have the meanings given to them in the Plan. 23. No Rights to Continue Service or Employment. Nothing herein shall be construed as giving the Participant the right to continue in the employ or to provide services to the Corporation (or any Subsidiary), whether as an employee or as a consultant or otherwise, or interfere with or restrict in any way the right of the Corporation (or any Subsidiary) to discharge the Participant, whether as an employee or consultant or otherwise, at any time, with or without cause. In addition, the Corporation (or any Subsidiary) may discharge the Participant free from any liability or claim under this Agreement.

11 #705438v1 EXHIBIT A PERFORMANCE-BASED VESTING

12 #705438v1 EXHIBIT B State-Specific Restrictive Covenant Provisions The Participant acknowledges and agrees that to the extent New York law does not apply, the restrictive covenants set forth in Sections 10.1.1, 10.1.2, and 10.2 of the Performance Stock Unit Award Agreement (the “Agreement”) shall be amended as set forth below. Alabama If the Participant primarily resides and works in Alabama at the time that the Participant executes the Agreement and New York law does not apply to any dispute between the Corporation and the Participant relating to Section 10 of the Agreement, then the Employee non-solicitation restrictions in Section 10.1.1 shall be limited to employees who hold a position essential to the management, organization, or service of the business. The Customer non- solicitation restrictions in Section 10.1.2 shall be limited to current customers of the Corporation. California If the Participant primarily resides and works in California at the time that the Participant executes the Agreement and New York law does not apply to any dispute between the Corporation and the Participant relating to Section 10 of the Agreement, then the following applies to the Participant: (a) the Employee non-solicitation restrictions in Part (i) of Section 10.1.1 shall be limited to persons with whom the Participant had direct or material contact, or about whom the Participant received confidential information in connection with the Participant’s employment with the Corporation (or any Subsidiary); (b) the Customer non-solicitation restrictions in Section 10.1.2 shall be limited to situations in which, for the activities described in Parts (i) through (iv) of Section 10.1.2, such activities post-termination of employment involve the use of trade secrets or other Confidential Information; (c) the Customer non-solicitation restrictions in Part (i) of Section 10.1.2 shall not be limited to persons, firms, corporations, associations, or other entities with whom or which the Participant had initial contact in connection with the Participant’s employment with the Corporation (or any Subsidiary); (d) Section 10.2 shall not apply; and (e) “California” shall replace “New York” in Section 21, such that the Agreement is governed by the internal law of the State of California and the Parties irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts located in Los Angeles County, California in any action or proceeding arising out of or relating to the Agreement. Colorado If the Participant primarily resides and works in Colorado at the time that the Participant executes the Agreement and New York law does not apply to any dispute between the Corporation and the Participant relating to Section 10 of the Agreement, then “Colorado” shall replace “New York” in Section 21, such that the Agreement is governed by the internal law of the State of Colorado and the Parties irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts located in Colorado in any action or proceeding arising out of or relating to the Agreement. Section 10.1 shall only apply if the Participant earns an annualized cash compensation equivalent or greater than $76,254.60, or such greater amount as may be incorporated from time to time by the state of Colorado. Section 10.2 shall only apply if the Participant earns an annualized cash compensation equivalent or greater than $127,091, or such greater amount as may be incorporated from time to time by the state of Colorado. The Participant further acknowledges that the Agreement, including the grant of the Award, is not effective until the later of (x) 14 days after the date the Participant signs the Notice of a Covenant Not to Compete ( the “Notice”), which has been provided separately, and (y) the date the Participant signs the Agreement. Connecticut If the Participant primarily resides and works in Connecticut at the time that the Participant executes the Agreement and New York law does not apply to any dispute between the Corporation and the Participant relating to Section 10 of the Agreement, then the Customer non-solicitation restrictions in Section 10.1.2 shall not apply to prospective relationships.

13 #705438v1 Florida If the Participant primarily resides and works in Florida at the time that Participant executes the Agreement and New York law does not apply to any dispute between the Corporation and the Participant relating to Section 10 of the Agreement, Section 10 shall be amended by adding a new sentence at the end of that section that says: “In addition, nothing in this provision prohibits the Participant from accepting business from unsolicited Customers.” The Participant further acknowledges that Participant has been given at least seven (7) calendar days to consider the Agreement, including the non-competition and non-solicitation covenants in Section 10. In addition, the Participant hereby acknowledges that the Participant will receive Confidential Information during the course of the Participant’s employment. Illinois If the Participant primarily resides and works in Illinois at the time that the Participant executes the Agreement and New York law does not apply to any dispute between the Corporation and the Participant relating to Section 10 of the Agreement, then the Customer non-solicitation restrictions in Section 10.1.2 shall not apply to prospective relationships. Section 10.1 shall only apply if the Participant earns an annualized rate of at least $45,000, or such greater amount as may be incorporated from time to time by the state of Illinois. In addition, Section 10.2 shall only apply if the Participant earns an annualized rate of at least $75,000, or such greater amount as may be incorporated from time to time by the state of Illinois. Section 10 shall be amended by adding a new sentence at the end of that section that says: “The Participant further acknowledges that Participant has been given at least fourteen (14) calendar days to consider this Agreement.” Maryland If the Participant primarily resides and works in Maryland at the time that the Participant executes the Agreement and New York law does not apply to any dispute between the Corporation and the Participant relating to Section 10 of the Agreement, then Section 10.2 shall only apply if the Participant (i) earns more than 150% of the State minimum wage rate established under Md. Code Ann., Lab. & Empl. § 3-413 and (ii) is not employed in a position for which the Participant is required to be licensed under the Health Occupations Article, Md. Code Ann., Health Occ. §§ 1-101–21-502, and provides direct patient care. Massachusetts If the Participant is, and has been for at least 30 days immediately preceding his or her cessation of employment with the Corporation, a resident of or employed in Massachusetts at the time of his or her termination of employment with the Corporation and New York law does not apply to any dispute between the Corporation and the Participant relating to Section 10 of the Agreement, then “Massachusetts” shall replace “New York” in Section 21, such that the Agreement is governed by the internal law of the Commonwealth of Massachusetts and the Parties irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts located in Suffolk County, Massachusetts in any action or proceeding arising out of or relating to the Agreement. The Agreement shall not become effective until ten (10) business days following the Participant’s receipt of the Agreement. Minnesota If the Participant primarily resides and works in Minnesota at the time that the Participant executes the Agreement and New York law does not apply to any dispute between the Corporation and the Participant relating to Section 10 of the Agreement, then Section 10.2 shall not apply. New Hampshire If the Participant primarily resides and works in New Hampshire at the time that the Participant executes the Agreement and New York law does not apply to any dispute between the Corporation and the Participant relating to Section 10 of the Agreement, then the Employee non-solicitation restrictions in Section 10.1.1 shall be limited to employees with whom the Participant interacted with or about whom the Participant became knowledgeable during employment. Further, the Customer non-solicitation restrictions in Section 10.1.2 shall not apply to prospective relationships. In addition, Section 10.2 shall only apply if the Participant earns an hourly rate greater than or equal to 200% of the federal minimum wage. North Carolina If the Participant primarily resides and works in North Carolina at the time that the Participant executes the Agreement and New York law does not apply to any dispute between the Corporation and the Participant relating to

14 #705438v1 Section 10 of the Agreement, then the Employee non-solicitation restrictions in Section 10.1.1 shall be limited to employees with whom the Participant had business contact. North Dakota If the Participant primarily resides and works in North Dakota at the time that the Participant executes the Agreement and New York law does not apply to any dispute between the Corporation and the Participant relating to Section 10 of the Agreement, then Section 10.2 shall not apply. Oklahoma If the Participant primarily resides and works in Oklahoma at the time that the Participant executes the Agreement and New York law does not apply to any dispute between the Corporation and the Participant relating to Section 10 of the Agreement, then Section 10.2 shall not apply. Oregon If the Participant primarily resides and works in Oregon at the time that the Participant executes the Agreement and New York law does not apply to any dispute between the Corporation and the Participant relating to Section 10 of the Agreement, then the Employee non-solicitation restrictions in Section 10.1.1 shall be limited to employees with whom the Participant has worked or had contact during employment. In addition, Section 10.2 shall only apply if the Participant earns an annual income of at least $116,427, or such greater amount as may be incorporated from time to time by the state of Oregon. Virginia If the Participant primarily resides and works in Virginia at the time that the Participant executes the Agreement and New York law does not apply to any dispute between the Corporation and the Participant relating to Section 10 of the Agreement, then Section 10.2 shall only apply if the Participant earns an annual earning of at least $76,081.20 or such greater amount as may be incorporated from time to time by the state of Virginia, and is classified as exempt from overtime compensation under the Federal Labor Standards Act. Section 10 shall not prohibit Participant from providing a service to a customer who initiates contact with the Participant prior to any solicitation or contact from the Participant. Washington If the Participant primarily resides and works in Washington at the time that the Participant executes the Agreement and New York law does not apply to any dispute between the Corporation and the Participant relating to Section 10 of the Agreement, then Section 10.2 shall only apply if the Participant earns an annual earning of at least $123,394.17, or such greater amount as may be incorporated from time to time by the state of Washington. Wisconsin If the Participant primarily resides and works in Wisconsin at the time that the Participant executes the Agreement and New York law does not apply to any dispute between the Corporation and the Participant relating to Section 10 of the Agreement, then the Customer non-solicitation restrictions in Section 10.1.2 shall be limited to actual customers about whom the Participant had access to information. Wyoming If the Participant primarily resides and works in Wyoming at the time that the Participant executes the Agreement and New York law does not apply to any dispute between the Corporation and the Participant relating to Section 10 of the Agreement, then Section 10.2 shall not apply, unless the Participant serves in an executive or management role or constitutes professional staff to executive and management personnel.

15 #705438v1 EXHIBIT C Non-Competition Period The Non-Competition Period is defined as the time during the Participant’s employment with the Corporation and for a period of time after termination of the Participant’s employment with the Corporation (and its Subsidiaries) which, unless otherwise limited by applicable state law, is [one (1) year]/[six (6) months].